Exhibit 10.14
GUARANTY FINANCIAL GROUP INC.
RESTRICTED STOCK AGREEMENT

EMPLOYEE:

AWARD DATE:	, 200

TOTAL NUMBER OF SHARES OF RESTRICTED STOCK:

VESTING SCHEDULE/RESTRICTED PERIOD:
Entire percentage of the Award on the third anniversary of the Award Date, payable as follows:

Three-Year Average
After-Tax Return	Percentage of the
on Equity	Restricted Stock
Performance*	Earned
13%	120%
12%	100%
10%	75%
8%	50%
Less than 8%	0%

*	The Management Development and Executive Compensation Committee of Guaranty Financial Group Inc. (the “Committee”) shall certify following the end of the three-year period the attainment of and specify the after-tax return on equity performance goal achieved, if any.
     This Agreement is entered into between GUARANTY FINANCIAL GROUP INC., a Delaware corporation (“Guaranty”) and the Employee named above, and is an integral and inseparable term of Employee’s employment as an employee of Guaranty or an Affiliate. In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, Guaranty and the Employee hereby agree as follows:
1.	This Agreement and the award hereunder is subject to all the restrictions, terms and provisions of the Guaranty Financial Group Inc. 2007 Stock Incentive Plan (the “Plan”) which are herein incorporated by reference and with which the Employee hereby agrees. Terms used in this Agreement that are not otherwise defined herein shall have the same meaning as set forth in the Plan.

2.	Subject to the terms of the Plan and this Agreement, Guaranty hereby awards to the Employee the number of shares of Restricted Stock stated above (the “Restricted Stock”). Except as otherwise provided by the Plan or this Agreement, the vesting period for the Restricted Stock awarded hereunder shall be as stated above.

3.	The Restricted Stock will be represented by a book entry credited in the name of the Employee. The Employee will have the right to vote the Restricted Stock. The Employee will receive a cash payment equal to the amount of all regular cash dividends per share payable to holders of Common Stock of record on and after the issuance of the Restricted Stock until the vesting or forfeiture thereof, whichever is earlier.

4.	Except as otherwise provided in the Plan, the vesting of the Restricted Stock shall occur only if the Employee on the vesting date has continuously been an employee of Guaranty or an Affiliate since the date of this Agreement. Subject to the other terms and provisions of the Plan and this Agreement, upon the expiration of the vesting period, the total number of shares of Restricted Stock as determined under the table above shall become vested. Any shares of Restricted Stock which shall not have so vested on the vesting date shall be forfeited to Guaranty, and the Employee shall not thereafter have any rights (including dividend and voting rights), powers or privileges with respect to the shares of Restricted Stock so forfeited. The Employee agrees that any federal, state or local taxes of any kind required by law to be withheld with respect to any shares of Restricted Stock or the cash payments in lieu of dividends thereon shall be withheld and applied to the satisfaction of such taxes. Guaranty will issue and deliver to the Employee instruments representing the vested securities (or balance thereof after withholding) as soon as practicable after the vesting date.

5.	Notwithstanding any other provision of this Agreement to the contrary, if the Employee dies, incurs a permanent disability or a Change in Control occurs during the vesting period and prior to the vesting date, and assuming the Employee has continuously been an employee of Guaranty or an Affiliate since the date of this Agreement, then the total number of shares of Restricted Stock shall become vested as of the date of termination as a result of death or disability or upon the Change in Control. For purposes of vesting upon a Change in Control, the vesting of the Percentage of Restricted Stock Earned as determined under the table above shall be at the 100% level. For these purposes, “Change in Control” shall mean the event set forth in any one of the following paragraphs shall have occurred:
(1)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Guaranty (not including in the securities beneficially owned by such Person any securities acquired directly from Guaranty or its Affiliates) representing 20% or more of the combined voting power of Guaranty’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clauses (a), (b) or (c) of paragraph (3) below;

(2)	within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors of Guaranty (the “Board”): individuals who, on the Award Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Guaranty) whose appointment or election by the Board or nomination for election by Guaranty’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(3)	there is consummated a merger, consolidation of Guaranty or any direct or indirect subsidiary of Guaranty with any other corporation or any recapitalization of Guaranty (for purposes of this paragraph (3), a “Business Event”) unless, immediately following such Business Event (a) the directors of Guaranty immediately prior to such Business Event continue to constitute at least a majority of the board of directors of Guaranty, the surviving entity or any parent thereof, (b) the voting securities of Guaranty outstanding immediately prior to such Business Event continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Guaranty or any subsidiary of Guaranty, at least 60% of the combined voting power of the securities of Guaranty or such surviving entity or any parent thereof outstanding immediately after such Business Event, and (c) in the event of a recapitalization, no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Guaranty or such surviving entity or any parent thereof (not including in the securities Beneficially Owned by such Person any securities acquired directly from Guaranty or its Affiliates) representing 20% or more of the combined voting power of the then outstanding securities of Guaranty or such surviving entity or any parent thereof (except to the extent such ownership existed prior to the Business Event);

(4)	the shareholders of Guaranty approve a plan of complete liquidation or dissolution of Guaranty;

(5)	there is consummated an agreement for the sale, disposition or long-term lease by Guaranty of substantially all of Guaranty’s assets, other than (a) such a sale, disposition or lease to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Guaranty in substantially the same proportions as their ownership of Guaranty immediately prior to such sale or disposition or (b) the distribution directly to Guaranty’s shareholders (in one distribution or a series of related distributions) of all of the stock of one or more subsidiaries of Guaranty that represent substantially all of Guaranty’s assets; or

(6)	any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Agreement.

Notwithstanding the foregoing, a “Change in Control” under paragraphs (1) through (5) above shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Guaranty immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of Guaranty as constituted immediately prior to such transaction or series of transactions.
For purposes of this definition of “Change in Control”:
(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(3)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(4)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Guaranty or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Guaranty or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Guaranty in substantially the same proportions as their ownership of stock of Guaranty.
6.	Nothing in the Plan or this Agreement shall be construed to give the Employee any right to be awarded any additional Restricted Stock awards other than in the sole discretion of the Committee or to confer on the Employee any right to continue in the employ of Guaranty or any of its Affiliates or to interfere in any way with the right of Guaranty or an Affiliate to terminate the employment of the Employee at any time, with or without cause, notwithstanding the possibility that the Restricted Stock may thereby be forfeited entirely. The Employee agrees that the award of the Restricted Stock hereunder is special incentive compensation and that it will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any retirement or profit-sharing plan of Guaranty or any of its Affiliates. In addition, the Employee agrees that such award will not be taken into account in determining the amount of any life insurance coverage, or short or long-term disability coverage provided by Guaranty or its Affiliates.
7.	No right or benefit under the Plan or this Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit under the Plan or this Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Employee or beneficiary under the Plan or this Agreement should become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit under the Plan or this Agreement, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee in its discretion may hold or apply the same or any part thereof for the benefit of the Employee or his or her beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.
8.	The Committee may from time to time modify or amend this Agreement in accordance with the provisions of the Plan. In the event of an inconsistency between any provision of the Plan and this Agreement, the terms of the Plan shall control. This Agreement shall be binding upon and inure to the benefit of Guaranty and its successors and assigns and shall be binding upon and inure to the benefit of the Employee and his or her legatees, distributees and personal representatives. Appeal from, or confirmation of, any arbitration award under this paragraph may be made to any court of competent jurisdiction under standards applicable to appeal or confirmation of arbitration awards generally. This Agreement is effective as of the Grant Date, but shall expire sixty (60) days after the Grant Date if the Employee (or his or her agent or attorney) does not execute and deliver a copy of this Agreement to Guaranty on or prior to that date, except as otherwise set forth in the Plan. This Agreement shall be governed by and construed in accord with federal law, where applicable, and otherwise with the laws of the State of Texas.
     IN WITNESS WHEREOF, Guaranty has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his or her hand, all as of the Award Date stated above.
GUARANTY FINANCIAL GROUP INC.